SHAREHOLDERS' AGREEMENT



Dated as of June 28, 1996

by and among

LESLIE B. OTTEN

AMERICAN SKIING COMPANY

and

BEAR, STEARNS & CO. INC.














SHAREHOLDERS' AGREEMENT


This SHAREHOLDERS' AGREEMENT (this "Agreement") is entered into as of June 28, 1996 by and among (i) American Skiing Company, a Maine corporation (the "Company"), (ii) Leslie B.
Otten (the "Principal Shareholder") and (iii)
Bear, Stearns & Co. Inc. (the "Initial
Purchaser"). The shares of Common Stock, par value $.01 per share, of the Company (the
"Common Stock") to be purchased by the Initial
Purchaser pursuant to the terms of the Purchase
Agreement (as defined below) are sometimes referred to herein as the "Shares." All rights and obligations of the Initial Purchaser pursuant to the terms and conditions of this Agreement shall be the rights and obligations of all subsequent holders (the "Holders") of Shares. The Initial Purchaser and the Holders are sometimes collectively referred to herein as the "Investors." The Principal Shareholder and the Investors are sometimes collectively referred to herein as the "Shareholders."
Unless otherwise defined herein, capitalized terms shall have the meanings set forth in
Section 9 hereof or in the Subordinated Note
Indenture.

             WHEREAS, the Initial Purchaser has
agreed to purchase 39,132 Units (the "Units") consisting in the aggregate of $39,132,000 aggregate principal amount of 13 3/4% Series A
Subordinated Discount Notes due 2007 of the
Company and 39,132 shares of Common Stock pursuant to a Purchase Agreement, dated June
25, 1996, by and among the Initial Purchaser, SPP Hambro & Co., LLC, the Company and the
Guarantors named on the signature pages thereof
(the "Purchase Agreement"); and

             WHEREAS, it is a condition
precedent to the obligation of the Initial
Purchaser to purchase the Units that the Company, the Principal Shareholder and the Initial Purchaser shall have entered into this Agreement;

             NOW THEREFORE, in consideration of
the mutual covenants herein contained and for other good and valuable consideration, the Initial Purchaser, the Principal Shareholder and the Company hereby agree as follows:

             Section 1.  Tag-Along Rights.
With respect to any proposed transfer, sale or other disposition or series of related transfers, sales or other dispositions
(collectively, a "proposed transfer") of more than 50% of the Common Stock held by the Permitted Holders, or securities convertible into, or exercisable or exchangeable for, more than 50% of the Common Stock held by the Permitted Holders, directly or indirectly by the Permitted Holders to a person (such other person being hereafter referred to as the "proposed purchaser"), other than a sale to another Permitted Holder, the Investors shall each have the right (the "Tag-Along Right") to require the proposed purchaser to purchase from each of them the number of Shares equalling the sum of (A) the number derived by multiplying the total number of Fully Diluted shares the Permitted Holders propose to transfer by a fraction, the numerator of which is the total number of Fully Diluted shares owned by such Investor, and the denominator of which is the total number of Fully Diluted shares owned by the Permitted Holders and all Investors and (B) any additional Shares such Investor shall be entitled to have purchased pursuant to the next paragraph if any other Investor elects not to exercise its rights hereunder; provided, however, that Investors shall not have the Tag-
Along Right in the event that the Permitted
Holders exercise the Drag-Along Right pursuant to Section 2 below. Any Shares purchased from Investors pursuant to this Section 1 shall be purchased at the same price and upon substantially the same terms and conditions as such proposed transfer by the Permitted
Holders, it being agreed however, that in the event that the Permitted Holders transfer
Subject Securities other than Common Stock, the price paid by such proposed purchaser for Shares purchased from the Investors shall be the same as the price paid to the Permitted
Holders for such Subject Securities plus any amount that must be paid upon the conversion, exercise or exchange of such Subject
Securities, and such terms and conditions will not include the making of any representations and warranties, indemnities or other similar agreements other than representations and warranties with respect to title of the Shares being sold and authority to sell such Shares
("Title Representations") and indemnities related thereto. The Permitted Holders shall, not less than 30 nor more than 45 days prior to each proposed transfer, notify, or cause to be notified, each Investor in writing of each such proposed transfer. Such notice shall set forth
(i) the name of the transferor and the number and type of Subject Securities proposed to be transferred, (ii) the name and address of the proposed purchaser, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by such proposed purchaser and (iv) that the proposed purchaser has been informed of the Tag-Along Right provided for in this Section 1 and has agreed to purchase Subject Securities in accordance with the terms hereof. The Permitted Holders hereby agree not to transfer any Subject
Securities directly or indirectly in a manner that would be inconsistent with the essential intent of this Section 1. For purposes of this
Section 1, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Subject Securities shall be deemed to be a transfer of such portion of the Subject
Securities owned by such entity as corresponds to the portion of the equity of such entity that has been so transferred.

             The Tag-Along Right may be
exercised by any Investor by delivery of a written notice to the Permitted Holder proposing to sell Subject Securities (the
"Tag-Along Notice") within 20 days following its receipt of the notice specified in the preceding paragraph. The Tag-Along Notice shall state the number of Shares that such Investor proposes to include in such transfer to the proposed purchaser determined as aforesaid, plus the amount of additional
Shares, if any, that such Investor would be willing to sell to the proposed purchaser in the event that any of the other Investors elect not to exercise their Tag-Along Rights in whole or in part. The maximum amount of additional
Shares that each such Investor shall be
entitled to sell, and the proposed purchaser be required to purchase, shall be the number of Shares determined by multiplying the aggregate number of Fully Diluted shares that, under the formula described in the previous paragraph, all Investors could have elected to sell to the proposed purchaser but elected not to so sell, by a fraction, the numerator of which is the total number of Fully Diluted shares owned by such Investor electing to sell additional
Shares and the denominator of which is the total number of Fully Diluted shares owned by all Investors who delivered Tag-Along Notices specifying a desire to sell additional Shares in the event that any of the other Investors elected not to exercise its Tag-Along Rights.
In the event that the proposed purchaser does not purchase Shares from the Investors on the same terms and conditions as specified in the notice referred to in the preceding paragraph, then the Permitted Holders shall not be permitted to sell any Subject Securities to the proposed purchaser in the proposed transfer.
If no Tag-Along Notice is received during the 20-day period referred to above (or if the number of Shares included in all such Notices is less than the aggregate number of Shares that the Investors could have elected to sell to the proposed purchaser), the Permitted
Holders shall have the right, for a 30-day period after the expiration of the 20-day period referred to above, to transfer the Subject Securities specified in the notice referred to in the preceding paragraph (or the remaining Subject Securities) on terms and conditions no more favorable than those stated in the Tag-Along Notice and in accordance with the provisions of this Section 1.

             The Company agrees not to effect
any direct or indirect transfer of Subject
Securities by the Permitted Holders until it has received evidence reasonably satisfactory to it that the Tag-Along Right, if applicable to such transfer, has been complied with.

             Section 2.  Drag-Along Rights.
With respect to any proposed transfer by the Permitted Holders of 50% or more of the Common
Stock held by them, or securities convertible into, or exercisable or exchangeable for, 50% or more of the Common Stock held by them, to a proposed purchaser that is not a Permitted
Holder, the Permitted Holders shall have the right (the "Drag-Along Right"), exercisable by the Permitted Holders holding a majority of the Common Stock proposed to be transferred, to require each Investor to sell in the proposed transfer to the proposed purchaser the number of Shares equalling the number derived by multiplying the total number of Fully Diluted shares the Permitted Holders propose to transfer by a fraction, the numerator of which is the total number of Fully Diluted shares owned by such Investor, and the denominator of which is the total number of Fully Diluted shares owned by the Permitted Holders and all Investors. Any securities purchased from an Investor pursuant to this Section 2 shall be purchased at the same price and upon the same terms and conditions as such proposed transfer by the Permitted Holders, it being agreed, however, that such terms and conditions shall not include the making by an Investor of any representations and warranties, indemnities or other similar agreements other than Title
Representations and indemnities related
thereto. The Permitted Holders shall, not less than 30 nor more than 45 days prior to any such proposed transfer, deliver written notice to each Investor of such proposed transfer. Such notice shall set forth (i) the name of the transferor and the number of shares of Common
Stock proposed to be transferred, (ii) the name and address of the proposed purchaser,
(iii) the proposed amount and form of considera tion and terms and conditions of payment offered by such proposed purchaser and (iv) that the proposed purchaser has been informed of the Drag-Along Right provided for in this
Section 2 and desires to purchase the Shares in accordance with the terms hereof.

             Section 3.  Registration Rights.

             (a)  Piggyback Registration
Rights.

             (1)  Right to Piggyback.  Whenever
the Company proposes to register any Subject
Securities under the Securities Act of 1933, as amended (the "Act"), and the registration form to be used may be used for the registration of the Registrable Securities (other than a registration statement on Form S-8 or any similar successor form) (a "Piggyback
Registration"), the Company shall give written notice to all Holders of Registrable
Securities, at least 30 days prior to the anticipated filing date, of its intention to effect such a registration, which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and will, subject to subsection (a)(2) below, include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 business days after the delivery of such notice; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities under this Section
3(a)(1) in connection with such registration
(but not from its obligation to pay the
registration expenses incurred in connection therewith) and (B) in the case of a determination to delay registering, the Company shall be permitted to delay registering any Registrable Securities under this Section
3(a)(1) during the period that the registration of such other securities is delayed. The
Company further agrees to supplement or amend a Registration Statement if required by applicable laws, rules or regulations or by the instructions applicable to the registration form used by the Company for such Registration
Statement. Each Holder shall be permitted to withdraw all or any part of such Holder's
Registrable Securities from a registration at any time prior to the effective date of the Registration Statement by notifying the Company of such withdrawal not later than two business days prior to such effective date. Any Holder of Registrable Securities who withdraws any such securities from a registration shall pay to the Company any incremental expenses of such registration specifically attributable to the withdrawal of such Holder. Registrable
Securities with respect to which such request for registration has been received will be registered by the Company and offered to the public in a Piggyback Registration pursuant to this Section 3 on the terms and conditions at least as favorable as those applicable to the registration of Subject Securities to be sold by the Company and by any other person selling under such Piggyback Registration.
Notwithstanding the foregoing, the Holders (i) will not be entitled to piggy-back in an initial public offering of the Common Stock and
(ii) will not be permitted to sell, offer to sell or otherwise transfer or dispose of the Shares for a period of 90 days commencing from the date on which the registration statement relating to such initial public offering is declared effective by the Commission if, in the case of clauses (i) and (ii), (a) the lead managing underwriter notifies the Company that the execution of such initial public offering or the valuation of the Common Stock in the initial public offering would thereby be enhanced, (b) no other Shareholders of the Company are selling any securities in such initial public offering and (c) the net proceeds of such initial public offering are not used by the Company to repurchase any of its equity securities or to pay a dividend or other distribution to any holders of any equity securities of the Company.

             (2)  Priority on Piggyback
Registrations.  If, in the case of any
underwritten public offering other than an initial public offering of Common Stock, the managing underwriter or underwriters advise the Company in writing that in its or their reasonable opinion the number or kind of securities proposed to be sold in such registration (including Registrable Securities to be included pursuant to subsection (a)(1) above) will materially adversely affect the success of such offering or will affect the price at which the securities of the Company will be sold therein, the Company will include in such registration only the number of securities, if any, which, in the opinion of such underwriter or underwriters, can be sold without such effects, in the following order of priority: (i) first, the shares the Company proposes to sell and (ii) second, the Registrable Securities requested to be included in such registration by the Investors or any other person or entity granted similar registration rights after the date hereof. To the extent that the privilege of including
Registrable Securities in any Piggyback
Registration must be allocated among the Holders thereof pursuant to clause (ii) above, the allocation shall be made pro rata based on the number of Registrable Securities that each such participant shall have requested to include therein.

             (b)  Other Registration Rights.
Upon the earliest to occur of (i) July 15, 2001, (ii) the consummation of an initial public offering of the Common Stock and (iii) a Change of Control, the Company shall, within 90 days thereafter, file a shelf registration statement with the Commission, under and in accordance with the provisions of the Act, with respect to the Registrable Securities. The
Company shall give written notice to all Holders of Registrable Securities, at least 30 days prior to the anticipated filing date of such shelf registration statement, of its intention to effect such a registration, which notice will specify such information that at the time would be appropriate to include in such notice, and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 business days after the delivery of such notice, and the Company shall maintain such shelf registration statement continuously effective for a period of at least three years or until such time as no Registrable Securities are outstanding; provided, however, that the Company may allow such shelf registration statement to fail to be effective or usable for a period of up to 60 days during the three-year period of effectiveness required hereby, but in no event for any period in excess of 30 consecutive days, if (1) the board of directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company and (2) the Company notifies the Investors within two business days after such determination by the board of directors; provided, further, however, that the three-year period referred to herein shall be extended by the number of days during which the shelf registration statement was not effective or usable pursuant to the foregoing.

             (c)  Registration Procedures.
With respect to any Piggyback Registration or other registration pursuant to Section 3(b) above (generically, a "Registration"), the
Company will as expeditiously as practicable:

             (1)  prepare and file with the
Commission a Registration Statement or
Registration Statements relating to the
applicable Registration on any appropriate form under the Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof (provided, however, that the Company will include in any Registration Statement on a form other than Form S-1 all information that the Holders of the Registrable Securities so to be registered shall reasonably request and shall include all financial statements required by the Commission to be filed therewith), cooperate and assist in any filings required to be made with the National Association of Securities Dealers,
Inc. ("NASD"), and use its best efforts to cause such Registration Statement to become effective; provided, that before filing a Registration Statement or Prospectus related thereto or any amendments or supplements thereto, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such Holders and underwriters and their respective counsel, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

             (2)  prepare and file with the
Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration
Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration
Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby not being able to sell such Registrable
Securities during that period unless such action is required under applicable law, provided, however, that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of subsection (11) of this subsection (c), if applicable;

             (3)  notify the selling Holders of
Registrable Securities and the managing
underwriters, if any, promptly, and (if
requested by any such person or entity) confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by subsection (14) below cease to be true and correct, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable
Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (F) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

             (4)  make every reasonable effort
to obtain the withdrawal of any order
suspending the effectiveness of the
Registration Statement at the earliest possible moment;

             (5)  if requested by the managing
underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten
(or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment promptly after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

             (6)  furnish to each selling
Holder of Registrable Securities and each managing underwriter, without charge, at least one copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

             (7)  deliver to each selling
Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such selling Holder of Registrable Securities and underwriters may reasonably request; the Company consents to the use of each Prospectus or any amendment or supplement thereto by each of the selling
Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

             (8)  prior to any public offering
of Registrable Securities, register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing, considering the amount of Registrable Securities proposed to be sold in each such jurisdiction, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

             (9)  cooperate with the selling
Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable
Securities to be sold and not bearing any restrictive legends and to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

             (10)  use its best efforts to
cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable
Securities;

             (11)  upon the occurrence of any
event contemplated by subsection (c)(3)(F) of this Section 3, prepare a supplement or post-effective amendment to the Registration
Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

             (12)  cause all Registrable
Securities covered by any Registration
Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

             (13)  provide a CUSIP number for
all Registrable Securities, not later than the effective date of the applicable Registration
Statement;

             (14)  enter into such agreements
(including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an under written Registration (A) make such representations and warranties to the Holders of such Registrable Securities and the under writers, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;
(B) use its reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;
(C) use its reasonable best efforts to obtain
"comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters to underwriters in connection with primary underwritten offerings, provided, however, that if such offering is not an underwritten offering and the customary comfort letter referred to above cannot be delivered, the Company shall use its reasonable best efforts to cause its independent accountants to deliver the highest level of comfort permitted to be given by such accountants under the then applicable standards of the American Institute of Certified Public
Accountants with respect to such registration statement; (D) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures set forth in subsection (f) below with respect to all parties to be indemnified pursuant to said subsection; and (E) the Company shall deliver such documents and certificates as may be requested by the Holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with subsection (c)(3)(F) of this
Section 3 and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.
The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

             (15)  subject to the execution of
customary confidentiality agreements, make available for inspection by a representative of the Holders of a majority of the Registrable
Securities, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information, reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction;

             (16)  otherwise use its reasonable
best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security
Holders, earnings statements satisfying the provisions of Section 11(a) of the Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods; and

             (17)  promptly prior to the filing
of any document that is to be incorporated by reference into any Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the managing underwriters, if any, and, if requested by any selling Holders of Registrable Securities, such selling Holder, and to make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such underwriters or selling Holders may reasonably request.

             The Company may require each
seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing.

             Each Holder of Registrable
Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection
(3)(F) of this subsection (c), such Holder will forthwith discontinue disposition of
Registrable Securities pursuant to the
Registration Statement until such Holder's receipt of copies of the supplemented or amended Prospectus as contemplated by subsection (11) of this subsection (c), or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.
In the event the Company shall give any such no tice, the time periods referred to in subsection (2) of this subsection (c) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection
(11) of this subsection (c) or the Advice.

             (d)  Restrictions on Public Sale.

             (1)  Public Sale by Holders of
Registrable Securities. To the extent not inconsistent with applicable law, each Investor whose Registrable Securities are included in a Registration Statement hereunder, if requested by the managing underwriter or underwriters for such Registration, agrees not to effect any public sale or distribution of Registrable
Securities, including a sale pursuant to Rule 144, during the 15 business days prior to, and during the 90-day period (or such shorter period as may be agreed to by such underwriters) beginning on, the effective date of a Registration Statement pursuant to such Registration (except as part of such Registra tion).

             (2)  Public Sale by the Company
and Others. If requested by the managing underwriter or underwriters for any underwritten Registration, or by the Holders of a majority of the Registrable Securities registered in a Registration pursuant to subsection (b) above that is not being underwritten, none of the Company or the Permitted Holders will effect any public sale or distribution of Common Stock for its own account (or securities convertible into, or exercisable or exchangeable for, Common Stock) during the 15 business days prior to, and during the 90-day period beginning on, the effective date of such Registration.

             (3)  Other Registrations.  If the
Company has previously filed a Registration
Statement with respect to Registrable
Securities, and if such previous Registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its Common
Stock (or securities convertible into, or exercisable or exchangeable for, Common Stock) under the Act (except on Form S-8 or any similar successor form), whether on its own behalf or at the request of any Holder or holders of Common Stock (or securities convertible into, or exercisable or exchangeable for Common Stock), until a period of at least 90 days has elapsed from the effective date of such previous Registration.

             (e)  Registration Expenses.

             (1)  All expenses incident to the
Company's performance of or compliance with this Agreement will be borne by the Company, including, without limitation, all registration and filing fees, the fees and expenses of the counsel and accountants for the Company
(including the expenses of any "comfort" letters and special audits required by or incident to the performance of such persons), all other costs and expenses of the Company incident to the preparation, printing and filing under the Act of the Registration
Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by the Company in connection with the qualification of the Registrable
Securities under the state securities or "blue sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), the costs and expenses of listing the Registrable Securities for trading on a national securities exchange and all other costs and expenses incurred by the Company in connection with any Registration hereunder; provided, however, that, except as otherwise provided in subsection (2) below, the Company shall not bear the costs and expenses of any Investors for underwriters' commissions, brokerage fees, transfer taxes, or the fees and expenses of any counsel, accountants or other representative retained by any Investor.

             (2)  Notwithstanding the foregoing
and except as provided below, in connection with each Registration hereunder, the Company will reimburse the Investors who are Holders of Registrable Securities being registered in any Registration hereunder for (i) the reasonable fees and disbursements of not more than one counsel, which counsel shall be chosen by Investors who are the Holders of a majority of the Registrable Securities being registered, and (ii) the reasonable out-of-pocket expenses of the Holders of Registrable Securities, including travel costs (if any).

             (f)  Indemnification and
Contribution.

             (1)  The Company agrees to
indemnify and hold harmless (i) each Investor,
(ii) each person, if any, who controls any Investor within the meaning of Section 15 of the Act or Section 20(a) of the Securities
Exchange Act of 1934, as amended (the "Exchange
Act") and (iii) the respective officers, directors, partners, employees, representatives and agents of each Investor or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever
(including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange
Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense
(A) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to any Investor furnished to the Company in writing by or on behalf of such Investor expressly for use therein or (B) is caused by an untrue statement or omission that was contained or made in any preliminary prospectus and corrected in the related
Prospectus or any supplement or amendment thereto and (i) any such loss, liability, claim, damage or expense suffered or insured by any indemnified party resulted from an action, claim or suit by any person who purchased
Shares from an Investor in the offering to which such Prospectus relates, (ii) such Investor failed to deliver or provide a copy of such Prospectus or any such supplement or amendment thereto to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the Act and (iii) such Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

             (2)  Each Investor, severally and
not jointly, agrees to indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section
20(a) of the Exchange Act, and (iii) the respective officers, directors, partners, employees, representatives and agents of the Company, against any losses, liabilities, claims, damages and expenses whatsoever
(including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange
Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to such Investor furnished to the Company in writing by or on behalf of such Investor expressly for use therein; provided, however, that in no case shall any Investor be liable or responsible for any amount in excess of the net proceeds received by such Investor in connection with the sale of Registrable Securities. This indemnity will be in addition to any liability which the Investors may otherwise have, including under this Agreement.

             (3)  Promptly after receipt by an
indemnified party under subsection (i) or (ii) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this
Section 3(f) except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (i) or (ii) above shall only be liable for the legal expenses of one counsel
(in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided, however, that such consent was not unreasonably withheld.

             (4)  In order to provide for
contribution in circumstances in which the indemnification provided for in this Section
3(f) is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and each Investor, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Investors, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act) to which the Company and such Investor may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on one hand, and such Investor, on the other hand, or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this
Section 3(f), in such proportion as is
appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on one hand, and such Investor, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on one hand, and each Investor, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering (net of discounts but before deducting expenses) received by the Company and (ii) the net proceeds received by such Investor, respectively. The relative fault of the Company, on one hand, and of each Investor, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Investor agree that it would not be just and equitable if contribution pursuant to this
Section 3(f) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above.
Notwithstanding the provisions of this Section
3(f), (i) in no case shall any Investor be required to contribute any amount in excess of the amount by which the net proceeds received such Investor from the sale of Registrable
Securities exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 3(f), (A) each person, if any, who controls any Investor within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of each Investor or any controlling person shall have the same rights to contribution as such Investor, and (A) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section
20(a) of the Exchange Act and (B) the
respective officers, directors, partners, employees, representatives and agents of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section
3(f). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 3(f), notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 3(f) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided, however, that such written consent was not unreasonably withheld.

             (g)  Rule 144.  The Company agrees
that at all times after it has filed a
Registration Statement pursuant to the
requirements of the Act relating to any class of equity securities of the Company, it will file in a timely manner all reports required to be filed by it pursuant to the Act and the Exchange Act and will take such further action as any Holder of Registrable Securities may reasonably request in order that such Holder may effect sales of Shares pursuant to Rule
144.  At any reasonable time and upon request
of an Investor, the Company will furnish such Investor and others with such information as may be necessary to enable the Investor to effect sales of Common Stock pursuant to Rule 144 under the Act and will deliver to such Investor a written statement as to whether the Company has complied with such requirements.
Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to
Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

             (h)  Participation in Underwritten
Registrations. No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to select the underwriter, and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

             (i)  Limitation on Other
Registration Rights. The Company will not grant to any person (including the Investors) any piggyback or other registration rights with respect to the Common Stock of the Company (or securities convertible into, or exercisable or exchangeable for, Common Stock) other than piggyback or other registration rights that are not inconsistent with the terms of this
Section 3.

             Section 4.  Redemption at the
Option of the Company. The Company shall have the right to redeem the Shares, at a price per share equal to the fair market value of each share of Common Stock determined as set forth herein, by delivering a notice (the "Redemption
Notice") to all Holders of the Shares at any time on or after July 15, 2001 and prior to July 15, 2002. The Redemption Notice shall (i) indicate that the Company is electing to redeem the Shares pursuant to this Section 4, (ii) identify an independent investment banking firm of national standing selected by the Company to deliver an opinion as to the fair market value of the Common Stock, (iii) state such investment banking firm's opinion as to the fair market value of the Common Stock and (iv) attach a copy of such investment banking firm's opinion. Within 30 days after receipt of a Redemption Notice, the Holder of the largest number of Shares shall deliver a notice to the Company (which the Company shall promptly send to each other Holder of Shares) identifying a second independent investment banking firm of national standing that it has selected to deliver an opinion as to the fair market value of the Common Stock, which opinion shall be delivered to the Company (which the Company shall promptly send to each other Holder of Shares) within 30 days following delivery of such notice to the Company.

             If the fair market value of the
Common Stock as determined by the investment banking firm selected by the Holder of Shares is within 10% of the fair market value of the Common Stock as determined by the investment banking firm selected by the Company, the Company may, at its option, redeem the Shares at a price equal to the average of the two fair market values by delivering notice to such effect to the Holders of the Shares within 10 days following delivery of the opinion of the second investment banking firm to the Company, which notice shall set forth (i) the purchase price per Share (as so determined) and the calculation thereof and (ii) the date set for redemption, which shall be no less than 15 nor more than 30 days after delivery of such notice. On the redemption date, the Company shall redeem the Shares by wiring the redemption price in immediately available funds to or for the account of the Holders of the Shares against delivery of the certificate or certificates evidencing the Shares.

             If the fair market value of the
Common Stock as determined by the investment banking firm selected by the Holder of Shares is not within 10% of the fair market value of the Common Stock as determined by the investment banking firm selected by the Company, the two investment banking firms shall, within 15 days following the delivery of the opinion of the second investment banking firm to the Company, select a third independent investment banking firm of national standing to deliver an opinion as to the fair market value of the Common Stock, which opinion shall be delivered to the Company (which the Company shall promptly send to each Holder of Shares) within 30 days following such selection. The
Company may, at its option, redeem the Shares at a price equal to the average of the fair market values of the Common Stock set forth in the opinions of the two investment banking firms that are the closest in their valuation by delivering a notice to such effect to the Holders of the Shares within ten days following delivery of the opinion of the third investment banking firm to the Company, which notice shall set forth (i) the purchase price per Share (as so determined) and the calculation thereof and
(ii) the date set for redemption, which shall be no less than 15 nor more than 30 days after delivery of such notice. On the redemption date, the Company shall redeem the Shares by wiring the redemption price in immediately available funds to or for the account of the Holders of the Shares against delivery of the certificate or certificates evidencing the
Shares.

             Whether or not the Company redeems
the Shares pursuant to the provisions of this
Section 4, the Company shall pay the reasonable fees and expenses of the investment banking firms selected pursuant hereto.

             Section 5.  Legends.

             (a)  The Principal Shareholder and
the Investors agree that each certificate representing shares of Common Stock shall bear the following legend until such time as the same is no longer applicable:

     "THE SECURITY (OR ITS PREDECESSOR)
EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A
TRANSACTION EXEMPT FROM REGISTRATION UNDER
SECTION 5 OF THE UNITED STATES SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND
THE SECURITY EVIDENCED HEREBY MAY NOT BE
OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE
ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE
EXEMPTION THEREFROM.  EACH PURCHASER OF THE
SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED
THAT THE SELLER MAY BE RELYING ON THE EXEMPTION
FROM THE PROVISIONS OF SECTION 5 OF THE
SECURITIES ACT PROVIDED BY RULE 144A
THEREUNDER.  BY ITS ACQUISITION HEREOF, THE
HOLDER (1) REPRESENTS THAT (A) IT IS A
"QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN
RULE 144A UNDER THE SECURITIES ACT) OR (B) IT
IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS
DEFINED IN RULE 501(a)(1), (2), (3) OR (7)
UNDER THE SECURITIES ACT) OR (C) IT IS NOT A
U.S. PERSON AND IS ACQUIRING THIS SECURITY IN
AN OFFSHORE TRANSACTION.  THE HOLDER OF THE
SECURITY EVIDENCED HEREBY AGREES FOR THE
BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY
MAY BE RESOLD, PLEDGED OR OTHERWISE
TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE
SELLER REASONABLY BELIEVES IS A QUALIFIED
INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A
UNDER THE SECURITIES ACT), IN A TRANSACTION
MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A
TRANSACTION MEETING THE REQUIREMENTS OF RULE
144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE
UNITED STATES TO A FOREIGN PERSON IN A
TRANSACTION MEETING THE REQUIREMENTS OF RULE
904 UNDER THE SECURITIES ACT OR (d) IN
ACCORDANCE WITH ANOTHER EXEMPTION FROM THE
REGISTRATION REQUIREMENTS OF THE SECURITIES ACT
(AND BASED UPON AN OPINION OF COUNSEL IF THE
COMPANY SO REQUESTS), (2) TO THE COMPANY, (3)
PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
UNDER THE SECURITIES ACT AND, IN EACH CASE, IN
ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS
OF ANY STATE OF THE UNITED STATES OR ANY OTHER
APPLICABLE JURISDICTION AND (B) THE HOLDER
WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED
TO, NOTIFY ANY PURCHASER FROM IT OF THE
SECURITY EVIDENCED HEREBY OF THE RESALE
RESTRICTIONS SET FORTH IN (A) ABOVE."

             (b)  Upon original issuance
thereof, and until such time as the same is no longer applicable, the certificates evidencing
Shares shall bear the following additional legend:

     "THE SHARES OF COMMON STOCK REPRESENTED BY
THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF,
AND ARE ENTITLED TO THE BENEFITS SET FORTH IN,
A SHAREHOLDERS' AGREEMENT DATED JUNE 28, 1996,
A COPY OF WHICH IS ON FILE AT THE OFFICE OF
AMERICAN SKIING COMPANY.  AMERICAN SKIING
COMPANY WILL FURNISH A COPY OF SUCH
SHAREHOLDERS' AGREEMENT TO THE RECORD HOLDER
HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO
AMERICAN SKIING COMPANY AT ITS PRINCIPAL PLACE
OF BUSINESS OR REGISTERED OFFICE."

             Section 6.  Reports.  Whether or
not required by the rules and regulations of the Commission, so long as any Shares are outstanding, the Company shall file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of
Financial Condition and Results of Operations" of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, the Company agrees that, for so long as any Registrable Securities remain outstanding, the
Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required by Rule 144A(d)(4) under the Act.

             Section 7.  Specific Performance,
Etc. The Company, the Principal Shareholder and each Investor, in addition to being entitled to exercise all rights provided herein, in the Company's Certificate of Organization or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company, the Principal
Shareholder and each Investor agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

             Section 8.  Miscellaneous.

             (a)  Notices.  All notices and
other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopy, overnight courier or registered or certified mail (return receipt requested) postage prepaid to the parties at the following addresses (or such other address for any party as shall be specified by like notice, provided, however, that notices of a change of address shall be effective only upon receipt thereof). Notice sent by mail shall be effective five days after mailing.

             (i)  If to the Company or the
Principal Shareholder at:

c/o American Skiing Company
Sunday River Access Road
Bethel, Maine 04217
Telecopy  No.:  (207) 824-2111
Attention:  Thomas M. Richardson

with copies to:

Pierce, Atwood, Scribner, Allen, Smith &
Lancaster
One Monument Square
Portland, Maine
Telecopier No.:  (207) 773-3419
Attention:  Christopher E. Howard, Esq.

             (ii)  If to the Investors: at
their respective addresses appearing on the stock transfer agent's register.

             (b)  Amendments and Waivers.  The
provisions of this Agreement, including the provisions of this sentence, may only be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may only be given if approved by the Company in writing and the Company has obtained the written consent of Investors holding at least 50% of the then outstanding
Fully Diluted shares subject to this Agreement.
No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

             (d)  Successors and Assigns.  This
Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns, including, without limitation, subsequent Holders of Shares.

             (e)  Counterparts.  This Agreement
may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

             (f)  Headings.  The headings in
this Agreement are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

             (G)  GOVERNING LAW.  THE VALIDITY,
PERFORMANCE, CONSTRUCTION AND EFFECT OF THIS
AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF MAINE
APPLICABLE TO AGREEMENTS MADE AND TO BE
PERFORMED THEREIN.  THE PARTIES HERETO AGREE TO
SUBMIT TO THE JURISDICTION OF THE COURTS OF THE
STATE OF MAINE IN ANY ACTION OR PROCEEDING
ARISING OUT OF OR RELATING TO THIS AGREEMENT.

             (h)  Severability.  If any one or
more of the provisions contained herein, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

             (i)  Entire Agreement.  This
Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable
Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

             (j)  Attorneys' Fees.  In any
action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys, fees in addition to any other available remedy.

             Section 9.  Definitions.

             The following terms, as used
herein, have the following respective meanings:

             Capital Stock means (i) in the
case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests
(whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

             Change of Control means the
occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted
Subsidiaries, taken as a whole, to any "person"
(as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted
Holders, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that the Permitted Holders cease to be the "beneficial owners" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange
Act) of an aggregate of at least 51% of the common stock of the Company and at least 51% of the voting power of the Capital Stock of the Company, (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange
Act), directly or indirectly, of more than 35% of the common stock of the Company or more than 35% of the voting power of the Capital Stock of the Company and (v) the first day on which more than one-third of the members of the board of directors of the Company are not Continuing
Directors.

             Commission means the Securities
and Exchange Commission.

             Continuing Directors means, as of
any date of determination, any member of the board of directors of the Company who (i) was a member of the board of directors on the date of this Agreement or (ii) was nominated for election to the board of directors with the approval of at least two-thirds of the Continuing Directors who were members of the board of directors at the time of such nomination or election.

             Fully Diluted shares shall mean
all issued and outstanding shares of Common
Stock and all shares of Common Stock issuable upon conversion, exchange or exercise of Subject Securities other than shares of Common
Stock.

             Subordinated Note Indenture means
the Subordinated Note Indenture, dated as of the date hereof, among the Company, the Guarantors named on the signature pages thereof and United States Trust Company of New York, as
Trustee.

             Permitted Holders means Leslie B.
Otten (or, in the event of his incompetence or death, his estate and his and his estate's heirs, executor, administrator, committee or other representative (collectively, "Heirs")) and any Person in which Leslie B. Otten and his Heirs, directly or indirectly, have an 80% controlling interest; provided that each such Person and each such Heir shall not be deemed to be a Permitted Holder until such time as such Person or such Heir, as the case may be, agrees in writing to be bound by the terms of this Agreement as if such Person or such Heir were the Principal Shareholder.

             Person shall mean any individual,
corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

             Prospectus shall mean the
Prospectus included in any Registration
Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such
Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

             Registrable Securities means the
Shares, but with respect to any Share, only until such time as such Share (i) has been effectively registered under the Act and disposed of in accordance with the Registration
Statement covering it or (ii) has been sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Act or may be sold to the public pursuant to Rule 144(k) under the Act and the legend referred to in
Section 5(a) has been removed or the Company has authorized the removal thereof from the certificate representing such Share.

             Registration Statement means any
registration statement of the Company filed pursuant to the Securities Act and which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

             Subject Securities means Common
Stock, or securities convertible into, or exercisable or exchangeable for, Common Stock.

             IN WITNESS WHEREOF, the parties
have executed this Shareholders' Agreement as of the date first above written.



                  AMERICAN SKIING COMPANY


                                          By:
                                     /s/ Leslie
                                     B. Otten
                  Name: Leslie B. Otten
                  Title: President



                     /s/ Leslie B. Otten
LESLIE B. OTTEN


                  BEAR, STEARNS & CO. INC.


                  By:  /s/ Bear Stearns & Co.,
Inc.                                 Name:
                  Title: